                                                                   EXHIBIT 10.29

*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                           SECOND AMENDMENT TO LEASE
                           -------------------------

          THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made this 1st day of May, 2000, by and between TRIZECHAHN BEAUMEADE TECHNOLOGY CENTER LLC, a Delaware limited liability company ("Landlord"), as successor in interest to Laing Beaumeade, Inc., a Georgia corporation ("Original Landlord"), and EQUINIX, INC., a Delaware corporation ("Tenant").

                             W I T N E S S E T H:

          WHEREAS, by that certain Lease dated as of November 18, 1998 (the "Original Lease"), Original Landlord leased to Tenant, and Tenant leased from Original Landlord, approximately [*] square feet of rentable area (the "Original Leased Premises"), known as Suite C, located on the first (1st) floor of the building located at [*], Ashburn, Virginia (the "Building"), upon the terms and conditions set forth in the Original Lease;

          WHEREAS, as of March 31, 2000 all of the right, title and interest of Original Landlord in the Building was transferred to TrizecHahn Centers, Inc. d/b/a TrizecHahn Beaumeade Corporate Management, a California corporation ("Centers"), and all of the right, title and interest of Original Landlord in the Original Lease was assigned to Centers;

          WHEREAS, by that certain First Amendment to Lease dated September 9, 1999 (the "First Amendment"), Centers leased to Tenant, and Tenant leased from Centers, approximately [*] rentable square feet of space located on the first
(1st) floor of the Building (the "Expansion Space"), upon the terms and conditions more specifically set forth therein;

          WHEREAS, the Original Lease and the First Amendment are hereinafter collectively referred to as the "Lease";

          WHEREAS, all of the right, title and interest of Centers in the Building was transferred to Landlord, and all of the right, title and interest of Centers in the Lease was assigned to Landlord;

          WHEREAS, the Original Premises and the Expansion Space are hereinafter collectively referred to as the "Leased Premises";

_____________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, an additional [*] rentable square feet of space located on the first (1st) floor of the Building (hereinafter referred to as the "Second Expansion Space"), upon the terms and conditions hereinafter set forth; and

          WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their understanding and agreement with regard to the lease of such additional space, and to otherwise amend the Lease, as more particularly set forth herein.

          NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

          1. Any capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

          2. The Lease is hereby amended by adding thereto a new Section 30, to read as follows:

          "30. SECOND EXPANSION SPACE

               A.   Term.  Landlord hereby leases unto Tenant, and Tenant
                    ----
hereby leases from Landlord, approximately [*] square feet of rentable floor area (the "Second Expansion Space") located on the first (1st) floor of the Building, which Second Expansion Space is hereby agreed to be that certain space which is shown on Exhibit I attached hereto and made a part hereof, for a term (the "Second Expansion Space Term") commencing on May 1, 2000 (the "Second Expansion Space Commencement Date"), and continuing through and including the last day of the Term of this Lease, unless earlier terminated pursuant to the provisions of this Lease.

               B.   "As-is" Condition.  Tenant accepts the Second Expansion
                    -----------------
Space in its "as-is" condition. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have no obligation to make any improvements or alterations to the Second Expansion Space or to the remainder of the Leased Premises.

               C.   Second Expansion Space Base Rent.  In addition to the Base
                    --------------------------------
Rent for the Leased Premises as set forth in Exhibit C hereof and Section 29 hereof, commencing on the Second Expansion Space Commencement Date and continuing thereafter throughout the Second Expansion Space Term, Tenant covenants and agrees to pay to Landlord Base Rent for the Second Expansion Space in the following amounts (the "Second Expansion Space Annual Base Rent"):


_______________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           Second Expansion
                          Space Annual Base       Second Expansion    Second Expansion
                         Rent Per Square Foot       Space Annual      Space Annual Base
   Time Period                Per Annum               Base Rent        Rent Per Month
   -----------                ---------               ---------        --------------
5/1/00 - 1/31/01                $[*]                     $[*]               $[*]

2/1/01 - 1/31/02                $[*]                     $[*]               $[*]

2/1/02 - 1/31/02                $[*]                     $[*]               $[*]

2/1/03 - 1/31/04                $[*]                     $[*]               $[*]

2/1/04 - 1/31/05                $[*]                     $[*]               $[*]

2/1/05 - 1/31/06                $[*]                     $[*]               $[*]

2/1/06 - 1/31/07                $[*]                     $[*]               $[*]

2/1/07 - 1/31/08                $[*]                     $[*]               $[*]

2/1/08 - 1/31/09                $[*]                     $[*]               $[*]


               D. Except as otherwise herein expressly provided, the Second Expansion Space shall be deemed a part of the Premises for all purposes of this Lease, such that both Landlord and Tenant shall have such respective rights and obligations with respect to the Second Expansion Space as apply to the remainder of the Leased Premises."

          3. Section 4.(a) of the Lease (captioned "Operating Expenses") is hereby amended as of the Second Expansion Space Commencement Date by deleting from the end thereof the language "[*]% ([*])" and inserting the following language in lieu thereof: "[*]% ([*])."

          4. Section 13 of the Lease (captioned "Improvements and Alterations by Tenant") is hereby amended as of the Second Expansion Space Commencement Date by deleting all of the language contained therein and inserting the following language in lieu thereof:

               "(a) Alterations:  Any improvements, alterations, fixed
                    -----------
decorations or modifications, structural or otherwise, to the Leased Premises, the Building or the Land, including, but not limited to, the installation or modification of carpeting, partitions, counters, doors, air conditioning ducts, plumbing, piping, lighting fixtures, wiring, hardware, locks, ceilings and window and wall coverings.

               (b)  Making of Alterations; Landlord's Consent; [*]
                    ----------------------------------------------
Association's Consent: Tenant shall not make or permit to be made any
---------------------
Alterations without the prior written consent of Landlord both as to whether the Alterations may be made and as to how and when they will be made, which consent shall not be unreasonably withheld or delayed with respect to


______________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any proposed Alteration which would not be visible from outside of the Leased Premises nor affect any of the structural components of the Building; provided, however, that the consent of Landlord shall not be required for (i) painting or carpeting of the Leased Premises or (ii) Alterations costing less than Fifty Thousand Dollars ($50,000.00) in the aggregate which are not visible from outside of the Leased Premises and which do not affect any of the structural components of the Building; further provided, that Tenant shall give Landlord at least ten (10) days' prior written notice of any such Alterations not requiring Landlord's consent and Tenant shall observe all reasonable rules and regulations promulgated by Landlord with respect to the performance of Alterations. Any Alterations shall be made at Tenant's expense, by its contractors and subcontractors and in accordance with complete plans and specifications approved in advance in writing by Landlord, and only after Tenant: (i) has obtained all necessary permits from governmental authorities having jurisdiction and has furnished copies thereof to Landlord, (ii) has submitted to Landlord an architect's certificate that the Alterations will conform to all applicable laws and regulations, and (iii) has complied with all other requirements reasonably imposed by Landlord, including without limitation any requirements due to the underwriting guidelines of Landlord's insurance carriers. Landlord's consent to any Alterations and approval of any plans and specifications constitutes approval of no more than the concept of these Alterations and not a representation of warranty with respect to the quality or functioning of such Alterations, plans and specifications. Tenant shall be and is solely responsible for the Alterations and for the proper integration thereof with the Building, the Building's systems and existing conditions. Landlord shall have the right, but not the obligation, to supervise the making of any Alterations. If any Alterations are made without the prior written consent of Landlord or the [*] Owners Association, Inc. (the "[*] Association"), if applicable, or which do not if applicable, or to other conditions imposed by Landlord or the [*] Association, if applicable, and such nonconformity is not fully corrected by Tenant within fifteen (15) days after notice from Landlord to Tenant or such shorter notice period as Landlord, in good faith, reasonably believes to be necessary in order to comply with the requirements of any applicable law, governmental regulation or insurance company requirement, then Landlord may, in its sole discretion, correct or remove such Alterations at Tenant's expense. Following completion of any Alterations, at Landlord's request, Tenant either shall deliver to Landlord a complete set of "as built" plans showing the Alterations or shall reimburse Landlord for any expense incurred by Landlord in causing the Building plans to be modified to reflect the Alterations. In addition to the foregoing, any Alterations which are visible from outside of the Leased Premises are subject to the prior review and approval of the [*] Association, which approval may be granted or denied in the sole and absolute discretion of the [*] Association, and which approval Tenant is solely responsible for obtaining.

               (c)  No Liens:  Tenant shall take all necessary steps to ensure
                    --------
that no mechanic's or materialmen's liens are filed against the Leased Premises, the Building or the Land as a result of any Alterations made by the Tenant. If any mechanic's lien is filed, Tenant shall discharge the lien within ten (10) days thereafter, at Tenant's expense, by paying off or bonding the lien.


______________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

               (d)  Permitted Equipment: With the exception of the items of
                    -------------------
equipment or machinery which are reflected on Tenant's plans for Tenant's initial buildout of the Leased Premises, Tenant shall not install or operate in the Leased Premises any equipment or other machinery without: (i) obtaining the prior written consent of Landlord, who may condition its consent upon the payment by Tenant of Additional Rent for additional wiring or other expenses resulting therefrom, which consent shall not be unreasonably withheld, conditioned or delayed, unless Landlord determines, in its sole and absolute discretion, that such equipment or machinery causes noise or vibration which would disturb any other tenant of [*] (the "Park"), (ii) securing all necessary permits from governmental authorities and utility companies and furnishing copies thereof to Landlord, and (iii) complying with all other requirements reasonably imposed by Landlord. Tenant shall not install any equipment or machinery which may necessitate any changes, replacements or additions to or material changes in the use of the water system of the Building without obtaining the prior written consent of Landlord, who may withhold its consent in its absolute discretion.

               (e)  Noise; Vibration; Floor Load:  Business machines and
                    ----------------------------
equipment belonging to Tenant, which cause noise or vibration that may be transmitted to any part of the Building to such a degree as to be objectionable to Landlord or to any tenant of the Park shall be installed and maintained by Tenant at Tenant's expense on devices that eliminate the noise and vibration. Tenant shall not place any load upon the floor of the Premises which exceeds the per square foot load the floor was designed to carry (it being understood and agreed that the floor is a six inch (6") slab with a capacity of two hundred fifty (250) pounds)."

          5. Section 18 of the Lease (captioned "Parking") is hereby amended as of the Second Expansion Space Commencement Date by inserting the following language at the end thereof:

          "In addition to the foregoing, Landlord hereby agrees to designate twenty-four (24) parking spaces in the immediate vicinity of the Leased Premises for the exclusive use of Tenant, its employees and invitees, it being understood, acknowledged and agreed, however, that Landlord shall have no obligation whatsoever to monitor or police the use of such parking spaces and shall have no liability of any nature whatsoever if all or any of such spaces are used by any other parties, including, but not limited to, other tenants in the Building."

          6.   The Lease is hereby further amended by adding thereto a new
Section 31, to read as follows:

          "31. OPTION TO EXTEND

          Provided that Equinix, Inc., a Delaware corporation, or an Affiliate (as hereinafter defined) (said Equinix, Inc. or an Affiliate being hereinafter collectively referred to as "Equinix") (i) is not then in default in the payment of any Rent due under this Lease and is not then in


_____________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

default in the performance of any of its other obligations under this Lease, and
(ii) has not been in default beyond any applicable notice and cure periods more than once during the immediately preceding two (2) years of the term, in each case both at the time of exercise of the Renewal Option, as hereinafter defined, and at the commencement of the Renewal Period, as hereinafter defined, and is then in occupancy of the Leased Premises at the time of exercise of the Renewal Option, as hereinafter defined, and at the time of the commencement of the Renewal Period, as hereinafter defined, Equinix shall have an option (the "Renewal Option") to extend the term of this Lease for an additional five (5) year period (the "Renewal Period") after the expiration of the initial term. The Renewal Option shall be exercisable only by written notice given by Equinix to Landlord not later than twelve (12) months, nor earlier than fifteen (15) months, prior to the expiration of the initial term. In the event that Equinix does not timely exercise the Renewal Option, the Renewal Option shall be null and void and of no further force or effect, time being of the essence in the exercise of the Renewal Option and it being acknowledged and agreed by Equinix that Landlord shall be entitled to rely on any failure by Equinix to give written notice of its exercise of the Renewal Option by the date set forth herein for such exercise thereof.

          All terms and conditions of this Lease shall be applicable during the Renewal Period except that the amount of Base Rent charged for the Renewal Period shall be the then "Prevailing Market Rent", which shall be the rent for comparable space in comparable buildings in Loudoun County, Virginia; provided, however, that in no event shall the Prevailing Market Rent determined as aforesaid be deemed to be less than the Base Rent for the entire Leased Premises payable under this Lease immediately preceding commencement of the Renewal Period. If within thirty (30) days following delivery of Equinix's notice, Landlord and Equinix have not mutually agreed on the Prevailing Market Rent for the Renewal Period, then within ten (10) days after the expiration of such thirty-day period, each party shall give written notice to the other setting forth the name and address of a Broker (as hereinafter defined) selected by such party who has agreed to act in such capacity, to determine the Prevailing Market Rent. If either party shall fail to select a Broker as aforesaid, the Prevailing Market Rent shall be determined by the Broker selected by the other party. Each Broker shall thereupon independently make his determination of the Prevailing Market Rent within twenty (20) days after the appointment of the second Broker. If the two Brokers' determinations are not the same, but the higher of such two values is not more than one hundred five percent (105%) of the lower of them, then the Prevailing Market Rent shall be deemed to be the average of the two values. If the higher of such two values is more than one hundred five percent (105%) of the lower of them, then the two Brokers shall jointly appoint a third Broker within ten (10) days after the second of the two determinations described above has been rendered. The third Broker shall independently make his determination of the Prevailing Market Rent within twenty
(20) days after his appointment. The highest and the lowest determinations of value among the three Brokers shall be disregarded and the remaining determination shall be deemed to be the Prevailing Market Rent. Within thirty
(30) days after the Prevailing Market Rent is determined as aforesaid, the parties shall execute an amendment to this Lease setting forth the new Rent to be paid for the Renewal Period.

          For the purposes of this Section 31, "Broker" shall mean a real estate broker licensed in the Commonwealth of Virginia, who has been regularly engaged in such capacity in the business of commercial leasing in Loudoun County, Virginia for at least ten (10) years immediately preceding such person's appointment hereunder. Each party shall pay for the cost of its Broker and one-half of the cost of the third Broker. For the purposes of this Section 31, an

"Affiliate" shall mean (1) any parent corporation of Tenant, (2) any subsidiary corporation of Tenant or of Tenant's parent corporation, (3) any entity in which Tenant, any parent corporation of Tenant or any subsidiary corporation of Tenant or of Tenant's parent corporation holds a majority of the outstanding shares or ownership interests, or (4) any corporation resulting from the merger, consolidation or reorganization of Tenant or Tenant's parent corporation with another corporation."

          7. Landlord and Tenant acknowledge that they are the landlord and tenant, respectively, under (i) that certain Deed of Lease dated December 15, 1999 (the "Building F Lease") for space in the building located at [*], Ashburn, Virginia, and (ii) that pending Deed of Lease between Landlord, as landlord, and Tenant, as tenant, regarding space in the building located at [*], Ashburn, Virginia (the "Building E Lease") (the Building F Lease and the Building E Lease are hereinafter collectively referred to as the "Other Leases"). In the event that any default occurs under either of the Other Leases, such default shall constitute a default under this Lease, without the necessity of providing any separate notice hereunder or thereunder, and if one, the other or both, of the Other Leases shall be terminated as a result of such a default by Tenant thereunder, this Lease shall be terminated upon written notice by Landlord to Tenant, whereupon this Lease shall end and all rights of Tenant (but not the liability of Tenant) hereunder shall expire and terminate.

          8. If requested by Landlord at any time during the Second Expansion Space Term, Tenant promptly will execute a declaration in the form attached hereto as Exhibit J.

          9. Section 28.(s) of the Lease (captioned "Brokers") and Exhibit D to the Lease (captioned "Work Agreement") shall not be applicable to the Second Expansion Space.

          10. Landlord and Tenant represent and warrant to each other that the person signing this Second Amendment on its behalf has the requisite authority and power to execute this Second Amendment and to thereby bind the party on whose behalf it is being signed.

          11. Landlord and Tenant represent and warrant to each other that, except as hereinafter provided, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Second Amendment. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty by the indemnifying party. Landlord recognizes only Trammell Crow Company ("Tenant's Broker"), as agent of Tenant, with respect to this Second Amendment and agrees to be responsible for the payment of a commission to Tenant's Broker, pursuant to a separate agreement with Tenant's Broker.

          12. Except as expressly amended and modified herein, all terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall govern and control.


________________
*CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease as of the day and year first hereinabove written.

                                        LANDLORD
                                        --------

WITNESS:                                TRIZECHAHN BEAUMEADE
                                        TECHNOLOGY CENTER LLC,
                                        a Delaware limited liability company


    /s/ signature illegible             By:      /s/ Paul L. Schulman
-------------------------------            ----------------------------------
                                        Name:  Paul L. Schulman
                                        Its:   Assistant Secretary


                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                        TENANT
                                        ------

ATTEST:                                 EQUINIX, INC., a Delaware corporation


[Corporate Seal]

By:    /s/ Albert M. Avery IV           By:    /s/ Philip J. Koen
   -----------------------------           ---------------------------------
Name:  Albert M. Avery IV               Name:  Philip J. Koen
Its:   CEO                              Its:   CFO

                                   EXHIBIT I

                        PLAN OF SECOND EXPANSION SPACE

                                   EXHIBIT J
                                   ---------

                      DECLARATION BY LANDLORD AND TENANT
                   AS TO DATE OF DELIVERY AND ACCEPTANCE OF
          POSSESSION, SECOND EXPANSION SPACE COMMENCEMENT DATE, ETC.

          THIS DECLARATION, dated this 1st day of May, 2000, is hereby attached to and made a part of the Second Amendment to Lease dated the 1st day of May, 2000 (the "Amendment"), entered into by and between TRIZECHAHN BEAUMEADE TECHNOLOGY CENTER LLC ("Landlord"), as landlord, and EQUINIX, INC. ("Tenant"), as tenant, which modifies that certain Lease dated as of November 19, 1998, as amended (the "Original Lease"). All terms used in this Declaration have the same meaning as they have in the Original Lease as modified by the Amendment (collectively, the "Lease").

          (i) Landlord and Tenant do hereby declare that possession of the Second Expansion Space was accepted by Tenant on the _____ day of ___________, 2000;

          (ii) As of the date hereof, the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date; and

          (iii) The date on which the Term of the Lease is scheduled to expire is hereby established to be January 14, 2009, unless the Lease is sooner terminated pursuant to any provision of the Lease.

                                   LANDLORD
                                   --------

WITNESS:                           TRIZECHAHN BEAUMEADE
                                   TECHNOLOGY CENTER LLC,
                                   a Delaware limited liability company


______________________________     By:_________________________________
                                   Name:_______________________________
                                   Its:________________________________


                   [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]

                                   TENANT
                                   ------

ATTEST:                            EQUINIX, INC., a Delaware corporation

[Corporate Seal]


By:_______________________         By:___________________________
Name:_____________________         Name:  Philip J. Koen
Its:______________________         Its:   CFO